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                                                                EXHIBIT 10.32(b)



                                    GUARANTY

        THIS GUARANTY (the "Guaranty") is made and dated as of the 8th day of April, 1999 by AAMES FINANCIAL CORPORATION, a Delaware corporation ("Guarantor").


                                    RECITALS


        A. Pursuant to that certain Master Repurchase Agreement dated as of April 8, 1999 by and between Aames Capital Corporation ("Seller") and NationsBank, N.A. ("Buyer") (as amended, extended and replaced from time to time, the "Agreement"), Buyer and Seller agreed to the terms and conditions on which they may enter into Transactions from time to time, as set forth more particularly therein. Capitalized terms used but not otherwise defined herein are used with the meanings given such terms in the Agreement.


        B. As a condition precedent to the effectiveness of the Agreement, Guarantor is required to execute and deliver this Guaranty to Buyer.


        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:


                                    AGREEMENT


        1. Guaranty.


                (a) Guarantor hereby absolutely and unconditionally guarantees the payment when due, whether prior to or upon termination of the Agreement and all Transactions thereunder, upon the occurrence of an Event of Default or otherwise, of the aggregate outstanding Repurchase Price and any and all other obligations of Seller to Buyer under the Agreement, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined (collectively and severally, the "Obligations"), whether or not the Obligations are from time to time reduced, or extinguished and thereafter increased or incurred, whether Seller may be liable individually or jointly with others, whether or not recovery upon the Obligations may be or hereafter become barred by any statute of limitations, and whether or not the Obligations may be or hereafter become otherwise unenforceable.


                (b) Guarantor hereby absolutely and unconditionally guarantees the payment of the Obligations, whether or not due or payable by Seller, upon:
(1) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, Seller or Guarantor, or (2) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Seller or Guarantor, and unconditionally



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promises to pay the Obligations to Buyer, or order, on demand, in lawful money of the United States.


                (c) The liability of Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected or impaired by (1) any direction of application of payment by Seller or by any other party, or (2) any other guaranty, undertaking or maximum liability of Guarantor or of any other party as to the Obligations, or (3) any payment on or in reduction of any such other guaranty or undertaking, or (4) any revocation or release of any obligations of any other guarantor of the Obligations, or (5) any dissolution, termination or increase, decrease or change in personnel of Guarantor, or (6) any payment made to Buyer on the Obligations which Buyer repays to Seller pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by reason of any such proceeding. This Guaranty and Guarantor's payment obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer, all as though such payment had not been made. Buyer's good faith determination as to whether a payment must be restored or returned shall be binding on Guarantor.


                (d) (1) The obligations of Guarantor hereunder are independent of the Obligations of Seller, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Seller and whether or not Seller be joined in any such action or actions. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Seller or other circumstance which operates to toll any statute of limitations as to Seller shall operate to toll the statute of limitations as to Guarantor.


                        (2) All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature ("Taxes"). Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish Buyer copies of any tax receipts or such other evidence of payment as Buyer may require.

                (e) Guarantor authorizes Buyer (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (1) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of Obligations or any part thereof, including increase or decrease of the Pricing Rate thereon; (2) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (3) apply such security and direct the order or manner of sale thereof as Buyer in its discretion may determine; and (4) release or substitute any one or more endorsers, guarantors, Seller or other obligors. Buyer may,



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without notice to or the further consent of Seller or Guarantor, assign this
Guaranty in whole or in part to any person acquiring an interest in the Obligations.


                (f) It is not necessary for Buyer to inquire into the capacity or power of Seller or the officers acting or purporting to act on its behalf, and Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.


                (g) Guarantor waives any right to require Buyer to (1) proceed against Seller or any other party; (2) proceed against or exhaust any security held from Seller; or (3) pursue any other remedy whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of Seller other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of Seller, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Seller other than payment in full of the Obligations. Buyer may, at its election, foreclose on any security held for the Obligations by one or more judicial or nonjudicial sales, or exercise any other right or remedy they may have against Seller, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid. Guarantor waives all rights and defenses arising out of an election of remedies, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the principal by operation of law.


                (h) Guarantor hereby waives any claim or other rights which Guarantor may now have or may hereafter acquire against the Seller or any other guarantor of all or any of the Obligations that arise from the existence or performance of the Guarantor's obligations under this Guaranty or any other of the Repurchase Documents (all such claims and rights being referred to as the "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy which Buyer has against the Seller or any collateral which Buyer now has or hereafter acquires for the Obligations, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from the Seller, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to the Guarantor on account of the Guarantor's Conditional Rights and either (1) such amount is paid to the Guarantor at any time when the Obligations shall not have been paid or performed in full, or (2) regardless of when such amount is paid to the Guarantor any payment made by Seller to Buyer is at any time determined to be a preferential payment, then such amount paid to the Guarantor shall be deemed to be held in trust for the benefit of Buyer and shall forthwith be paid to Buyer to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as Buyer, in its sole discretion, shall determine. To the extent that any of the provisions of this Paragraph 1(h) shall not be enforceable, the



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Guarantor agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by the Seller or the Guarantor may be determined to be a preferential payment, the Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to the Buyer's right to full payment and performance of the Obligations and the Guarantor shall not seek to enforce the Guarantor's Conditional Rights during such period.


                (i) Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Obligations. Guarantor assumes all responsibility for being and keeping itself informed of Seller's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that Buyer shall not have a duty to advise Guarantor of information known to it regarding such circumstances or risks.


                (j) All indebtedness of Seller to Guarantor shall be and such indebtedness hereby is, deferred, postponed and subordinated to payment and performance of the Obligations. Any payment made to Guarantor by Seller or any third party with respect to the indebtedness subordinated hereunder while any Obligations or any part thereof shall remain outstanding shall be held in trust by Guarantor for the benefit of Buyer and shall be turned over to Buyer immediately upon receipt thereof. Any lien, charge or claim which Guarantor now has or hereafter may have on or to any real or personal property of Seller, the personal property located thereon, any rights therein and related thereto, and the revenue and/or income to be realized therefrom, as security for any loans, advances or other indebtedness of Seller to Guarantor shall be, and, in any such lien, claim or charge hereby is, subordinated to (1) the lien of any security interest heretofore or hereafter granted to the Buyer by Seller, without regard to the order of perfection of such liens or security interests and whether or not Buyer's lien or security interest is perfected, and (2) the payment and performance of the Obligations. Any payment made to Buyer under the terms of this section shall not, as between Buyer and Seller, be deemed a payment by Seller on the Obligations. This section only defines the relative rights of Buyer, on the one hand, and Guarantor, on the other hand.


        2. Representations and Warranties.


                (a) The financial statements most recently furnished to the Buyer are complete and correct in all material respects and present fairly in accordance with GAAP the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at such dates and the consolidated and consolidating results of its operations and changes in cash flows for the fiscal periods then ended.

                (b) Since the date of the most recently furnished financial statements, there has been no material adverse change in the business, operations, assets or financial or other condition of Seller, Guarantor or the Guarantor and its consolidated Subsidiaries taken as a whole.



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                (c) Each of Seller and Guarantor: (1) is duly organized, validly existing and in good standing as a corporation under the States of California and Delaware, respectively and is qualified to do business in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify would have a material adverse effect on Seller, Guarantor or their respective property and/or business or on the ability of Seller to pay or perform its obligations under the Agreement or Guarantor to pay or perform the Guaranty, (2) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (3) is in compliance with all Requirements of Law and Contractual Obligations, the failure to comply with which could have a material adverse effect on the business, operations, assets or financial or other condition of Seller, Guarantor or Guarantor and its consolidated Subsidiaries taken as a whole or on the Purchased Repo Assets.

                (d) Each of Seller and Guarantor has the corporate power and authority and the legal right to execute, deliver and perform the Agreement and the Guaranty, respectively, and to enter into the transactions contemplated hereby and thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of the Agreement and the Transactions thereunder, and the Guaranty and the transactions contemplated hereby, respectively. The Agreement has been duly executed and delivered on behalf of Seller and constitutes legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity. This Guaranty has been duly executed and delivered on behalf of Guarantor and constitutes legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

                (e) The execution, delivery and performance of this Guaranty, the Agreement, the Transactions thereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of Seller and/or Guarantor or create or result in the creation of any lien (except the security interest purported to be created under this Agreement) on any assets of Seller.

                (f) No litigation, investigation or proceeding of or before any arbitrator, court or governmental authority is pending (or, to the knowledge of Seller or Guarantor, threatened) by or against Guarantor or any of its Subsidiaries or against any of such parties' properties or revenues which is likely to be adversely determined and which, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of Guarantor or any of its Subsidiaries or on the Purchased Repo Assets or is likely to have a material adverse effect on the validity or enforceability of the Agreement or this Guaranty.

                (g) Guarantor and each of its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed and have paid all taxes shown to be due



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and payable on said returns or on any assessments made against them or any of their property other than taxes which are being contested in good faith by appropriate proceedings and as to which Guarantor or the applicable Subsidiary has established adequate reserves in conformity with GAAP.

                (h) Neither Seller nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                (i) Neither Guarantor nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of such terms under Regulation U. No part of the proceeds of any Transaction will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

                (j) Guarantor and each of its Subsidiaries are in compliance in all respects with the requirements of ERISA and no Reportable Event has occurred under any Plan maintained by Guarantor or any of its Subsidiaries which is likely to result in the termination of such Plan for purposes of Title IV of ERISA.

                (k) Guarantor and each of its Subsidiaries have good and marketable title to all material property and assets reflected in the financial statements referred to in Paragraph 2(a) above, except property and assets sold or otherwise disposed of in the ordinary course of business or for fair market value subsequent to the date thereof.

                (l) Neither Guarantor nor any of its Subsidiaries has issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act"), or any other law, and is not violating any rule, regulation or requirement under the Act or the Securities Exchange Act of 1934, as amended.

                (m) No consent, approval or authorization of, or registration, declaration or filing with, any Person is required on the part of Seller or Guarantor in connection with the execution and delivery of the Agreement or the Transactions thereunder, and this Guaranty, respectively (other than filings to perfect the security interest purported to be granted by Seller pursuant to the Agreement) or the performance of or compliance with the terms, provisions and conditions hereof or thereof.


                (n) Guarantor has (1) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Guarantor or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after



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December 31, 1999), (2) developed a plan and timeline for addressing the Year
2000 Problem on a timely basis, and (3) to date, implemented that plan in accordance with that timetable, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. Guarantor reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

        3. Affirmative Covenants. The Guarantor hereby covenants and agrees with the Buyer that the Guarantor shall:

                (a) Financial Statements. Furnish or cause to be furnished to
Buyer:

                        (1) Within: (i) ninety (90) days after the last day of each fiscal year of Guarantor, consolidated statements of income and statements of cash flow of Guarantor for such year and a consolidated balance sheet of Guarantor as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to Buyer, and (ii) ninety (90) days after the last day of each fiscal year end of Seller, statements of income and statements of cash flow of Seller for such year and a balance sheet of Seller as of the end of such year presented fairly in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants reasonably acceptable to Buyer;

                        (2) Within forty-five (45) days after the last day of each calendar quarter other than the last quarter of each fiscal year, statements of income of Seller for such quarter and a balance sheet of Seller as of the end of such quarter, and statements of income and statements of cash flow of Guarantor for such quarter and a balance sheet of Guarantor as of the end of such quarter;

                        (3) Within thirty (30) days after the last day of each calendar month other than the last month of each calendar quarter, consolidated statements of income for such month and a consolidated balance sheet as of the end of such month of Guarantor and its Subsidiaries;

                        (4) Concurrently with each delivery of the financial statements referred to in subparagraphs (2) and (3) above, a certificate of a Responsible Financial Officer of Guarantor or Seller, as applicable, in form satisfactory to Buyer stating that such financial statements are presented fairly in accordance with GAAP and demonstrating in detail satisfactory to Buyer the Guarantor's or Seller's, as applicable, compliance with the financial covenants set forth in Paragraphs 4(i), 4(j), 4(k), 4(l) and 4(m) below as of and at the date of such financial statements;



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                        (5) As soon as is available any written report
        pertaining to material items in respect of the internal control matters of Guarantor submitted to Guarantor by its independent accountants in connection with each annual or interim special audit of the financial condition of Guarantor made by such independent public accountants; and

                        (6) Copies of all proxy statements, financial statements, and reports which Guarantor sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Act which Guarantor files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange, and copies of all prospectuses for any debt or equity offerings as well as asset-based securitizations by Guarantor or any of its Subsidiaries.

                (b) Certificates; Reports; Other Information. Furnish or cause to be furnished to Buyer promptly, such financial and other information, including, without limitation, financial statements of Seller, Guarantor, any Subsidiary of Seller or Guarantor or any Approved Investor, and information regarding the Purchased Repo Assets as Buyer may from time to time reasonably request.

                (c) Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted or accelerated, as the case may be, all its Indebtedness (including taxes), except Indebtedness (other than the Obligations) in an aggregate amount not to exceed $1,000,000.

                (d) Maintenance of Existence and Properties. Maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary in the normal conduct of its business (other than such rights, privileges, licenses, approvals, franchises, properties and assets the failure to so obtain and maintain would not in the aggregate have a Material Adverse Effect) and comply with all Contractual Obligations and Requirements of Law.

                (e) Inspection of Property; Books and Records; Audits.

                        (1) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

                        (2) Permit representatives of Buyer to: (i) visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Buyer, (ii) discuss the business, operations, properties and financial and other condition of Guarantor and its Subsidiaries with officers and employees of such parties, and with their independent certified public accountants, and (iii) conduct periodic operational audits of Seller's business and/or operations.



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                (f) Notices. Promptly give written notice to Buyer of:

                        (1) The occurrence of any Potential Default or Event of Default;

                        (2) Any litigation or proceeding affecting Guarantor or any of its Subsidiaries or the Purchased Repo Assets which Guarantor reasonably believes could have a material adverse effect on the Purchased Repo Assets or the business, operations, property, or financial or other condition of Guarantor or any of its Subsidiaries, or could have a material adverse effect on the validity or enforceability of this Agreement;

                        (3) A material adverse change in the business, operations, property or financial or other condition of Guarantor or any of its Subsidiaries;

                        (4) Any change in the chief executive officer of Seller;

                        (5) The incurrence by Seller or Guarantor of any obligation in connection with any derivatives transaction outside of the normal course of business of Seller or Guarantor; and

                        (6) Any event or anticipated event, including, without limitation, the unavailability of pool insurance or other forms of credit enhancement, which Seller or Guarantor anticipates is likely to adversely affect the timely planned issuance of any Mortgage-Backed Security which would have been supported by Mortgage Loans owned by Seller.

                (g) Repo Documents. Comply with and observe all terms and conditions of this Guaranty, the Agreement and all agreements and other documents related hereto and thereto.

                (h) Insurance. Obtain and maintain insurance with responsible companies in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, including, without limitation, errors and omissions coverage and fidelity coverage, and furnish Buyer on request full information as to all such insurance.

                (i) Indemnification. Indemnify, defend and hold harmless Buyer ("Indemnified Party") from and against any and all claims, obligations, penalties, actions, suits, judgments, reasonable costs and disbursements, losses, liabilities and damages (including, without limitation, reasonable attorneys' fees) of any kind whatsoever (collectively and severally, "Claims") which may at any time be imposed on, assessed against or incurred by Indemnified Party in any way relating to or arising out of the Agreement, this Guaranty or the Custody Agreement or the transactions contemplated thereby or any action reasonably taken or omitted to be taken by Indemnified Party in connection with the foregoing; provided, however, that neither Seller nor Guarantor shall be liable for any portion of any Claims arising out of or resulting from the gross negligence or willful misconduct of Indemnified Party. Indemnified Party agrees that it



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will promptly notify Seller of any claim, action or suit asserted or commenced against it and that Seller may assume the defense thereof with counsel reasonably satisfactory to Indemnified Party at Seller's sole expense, that Indemnified Party will cooperate with Seller on such defense, and that Indemnified Party will not settle any such claim, action or suit without the consent of Seller; provided, however, that in the event Indemnified Party is not reasonably satisfied with such defense, Indemnified Party may assume such defense with counsel satisfactory to Indemnified Party at Seller's sole expense. The indemnification obligations of Seller and Guarantor under this Paragraph 3(i) shall survive termination of the Agreement and payment in full of all outstanding Repurchase Price.

                (j) Custodian. Utilize the same financial institution as "custodian" or "collateral agent" for all of its credit and repo facilities secured by Mortgage Loans owned by Seller or Guarantor.

                (k) Year 2000 Compliance. Guarantor shall promptly notify the Buyer in the event Guarantor discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                (l) Additional Information. At any reasonable time Guarantor shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Purchased Repo Asset that is the subject of any Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours on the date of such request.

                (m) Confidentiality. Guarantor acknowledges that the Agreement and the Custody Agreement are confidential in nature and Guarantor agrees that, unless otherwise directed by a court of competent jurisdiction or as may be required by federal or state law, it shall limit the distribution of such documents to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with Buyer and to Lehman Commercial Paper Inc. and Greenwich Capital Financial Products, Inc.

                (n) Further Assurances. Guarantor shall promptly provide and cause to be provided to the Buyer such further assurances, documents, instruments and agreements as the Buyer may reasonably request in order to effect the purposes of this Guaranty and the Agreement.

        4. Negative Covenants. The Guarantor hereby covenants and agrees with the Buyer that the Guarantor shall not:

                (a) Liens. Create, incur, assume or suffer to exist, any Lien upon the Purchased Repo Assets except as contemplated hereby or create, incur, assume or



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suffer to exist any Lien upon any of its other property and assets (including servicing rights) except:

                        (1) Liens or charges for current taxes, assessments or other governmental charges which are not delinquent or which remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Seller or Guarantor, as applicable, shall have set aside on its books and shall maintain adequate reserves for the payment of same in conformity with GAAP;

                        (2) Liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of Seller's or Guarantor's business;

                        (3) Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall affect any servicing rights or extend to any property other than the property acquired; and

                        (4) Liens securing Permitted Secured Debt.

                (b) Indebtedness. Create, incur, assume or suffer to exist, or otherwise become or be liable in respect of, any Indebtedness except:

                        (1) The "Obligations" under the Warehouse Agreement;

                        (2) Indebtedness reflected in the financial statements referred to in Paragraph 3(a) above;

                        (3) Trade debt incurred in the ordinary course of business;

                        (4) Indebtedness secured by Liens permitted under Paragraph 4(a) above;

                        (5) Capitalized Lease Obligations in an aggregate amount not to exceed at any one time outstanding $10,000,000.00;

                        (6) Unsecured Indebtedness consisting of direct borrowings from independent third parties incurred in the ordinary course of business, including Indebtedness incurred pursuant to public debt offerings; and

                        (7) Permitted Secured Debt.

                (c) Consolidation and Merger. Liquidate or dissolve, or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination



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unless: (1) Seller and Guarantor remain as separate surviving corporations following any such consolidation, merger, partnership, joint venture, syndicate or other combination by either Seller or Guarantor, respectively, (2) the fair market value of the total assets of the other Person party to such consolidation, merger, partnership, joint venture, syndicate or other combination when combined with the fair market value of the total assets acquired through any other consolidation, merger, partnership, joint venture syndicate or other combination after the date hereof, does not exceed twenty percent (20%) of the total assets of Guarantor (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such consolidation, merger, partnership, joint venture, syndicate or other combination, and (3) no Potential Default or Event of Default exists immediately prior to, or will occur as a result of, such consolidation, merger, partnership, joint venture, syndicate or other combination.

                (d) Acquisitions. Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets or business of any Person if the fair market value of assets being acquired when combined with the fair market value of all assets similarly acquired after the effective date hereof, exceeds twenty percent (20%) of total assets of Guarantor (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such acquisition.

                (e) Payment of Dividends. Declare or pay any dividends upon any shares of Guarantor's stock now or hereafter outstanding, except dividends payable in the capital stock of Guarantor, or make any distribution of assets to its stockholders as such, whether in cash, property or securities if upon the payment thereof there would exist an Event of Default or Potential Default.

                (f) Purchase or Retirement of Stock. From and after the date of the Agreement, acquire, purchase, redeem or retire any shares of Guarantor's capital stock now or hereafter outstanding (other than the conversion of Series B preferred stock and Series C preferred stock into common stock contemplated by the Cap Z Agreement); provided, however, that as long as both before and following the consummation of such acquisition, purchase, redemption or retirement there does not exist an Event of Default or Potential Default, Guarantor may enter into such transactions in an aggregate fair market dollar amount not to exceed $5,000,000.00.

                (g) Investments; Advances. Make or commit to make any advance, loan or extension of credit (other than Mortgage Loans and reimbursable servicing advances made in the ordinary course of Seller's or Guarantor's or any Subsidiary's business) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person if such investment, advance or commitment to advance, when combined with all other such investments, advances and commitments to advance, exceeds twenty percent (20%) of the total equity of Guarantor (determined in accordance with GAAP on a consolidated basis) immediately prior to the proposed effective date of such investment, advance or commitment to advance.



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

                (h) Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its assets (other than obsolete or worn out property), whether now owned or hereafter acquired, other than in the ordinary course of business and at fair market value or otherwise in accordance with the Seller's business plan projection known as the "Project Angel Projection" dated as of February 15, 1999, a copy of which having been delivered to the Buyer.

                (i) Leverage. Permit at any time the Leverage Ratio of Guarantor and its consolidated Subsidiaries to exceed 4.00:1.00.

                (j) Minimum Tangible Net Worth. Permit at any time:

                        (1) Guarantor's Tangible Net Worth to be less than the sum of: (i) $135,000,000, plus (ii) eighty percent (80%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter ending after the date hereof, plus (iii) eighty-five percent (85%) of contributions to equity of Guarantor (other than the "Rights Offering" under (and as defined in) the Cap Z Agreement) made at any time after the date hereof, plus (iv) one hundred percent (100%) of contributions to equity of Guarantor in connection with the "Rights Offering" under (and as defined in) the Cap Z Agreement, or

                        (2) Seller's Tangible Net Worth to be less than the sum of: (i) $400,000,000, plus (ii) eighty percent (80%) of net income (if positive), determined in accordance with GAAP, during each calendar quarter ending after the date hereof, plus (iii) eighty-five percent (85%) of contributions to equity of Seller (other than the "Rights Offering" under (and as defined in) the Cap Z Agreement) made at any time after the date hereof, plus (iv) one hundred percent (100%) of contributions to equity of Seller in connection with the "Rights Offering" under (and as defined in) the Cap Z Agreement.

                (k) Minimum Profitability. Permit at the end of any calendar quarter (commencing with the calendar quarter ending September 30, 1999) Guarantor's consolidated net income, determined in accordance with GAAP, for such calendar quarter and the immediately preceding calendar quarter, taken together, to be less than $1.00.

                (l) Non-Warehouse Debt. Permit at any time the Non-Warehouse Debt Ratio of Guarantor and its consolidated Subsidiaries to exceed 1.55:1.00 for the calendar quarters ending March 31, 1999 and June 30, 1999, and 1.40:1.00 for any other calendar quarter thereafter.

                (m) Maintenance of Liquidity and Committed Working Capital Line.
Permit:

                        (1) The aggregate amount of the Guarantor's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, to be less than: (i) prior to July 1, 1999, $5,000,000, and (ii) on and after July 1, 1999,



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

        $15,000,000; provided, however, that the liquidity of the Guarantor, on a consolidated basis and on any given day, may fall below the foregoing thresholds one time in any given calendar month and such noncompliance shall not last for more than three Business Days, but may in no event fall below $1,000,000 at any time; or

                        (2) Seller to have less than $25,000,000 of commitment under a committed working capital line at any time; provided, however, that Seller may have less commitment than the foregoing threshold if Seller can otherwise satisfy the Buyer as to the availability of working capital to meet its servicing advance obligations.

                (n) Subsidiaries. Create or permit the creation of any Subsidiary not in existence as of the date hereof unless such Subsidiary is in the same line of business as the Seller and the total capitalization thereof does not exceed $1,000,000.

                (o) Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, lend or advance any money to, borrow any money from, guarantee any obligation of, acquire any stock, obligations or securities of, or enter into any management or similar fee arrangement with, any Affiliate, other than (i) on an arms-length basis upon terms and conditions comparable to those that could be reached with a third party, and (ii) Mortgage Loans on the books of Guarantor or Seller with original principal amounts in the aggregate not to exceed $5,000,000 at any one time extended to executives of the Guarantor or Seller, which Mortgage Loans can and will be securitized.


        5. Miscellaneous.


                (a) In addition to the Obligations, Guarantor agrees to pay reasonable attorneys' fees and all other costs and expenses incurred by Buyer in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.


                (b) Guarantor agrees to execute any and all further documents, instruments and agreements as Buyer from time to time reasonably requests to evidence Guarantor's obligations hereunder.


                (c) This Guaranty and the liability and obligations of Guarantor hereunder are binding upon Guarantor and Guarantor's successors and assigns, and this Guaranty inures to the benefit of and is enforceable by Buyer and its successors, transferees and assigns.


                (d) No right or power of Buyer hereunder shall be deemed to have been waived by any act or conduct on the part of Buyer, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Buyer.



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

                (e) Guarantor has reviewed and approved the Agreement and all the Repurchase Documents.


                (f) This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of California.


                (g) The terms and provisions hereof may not be waived, altered, modified or amended except in writing duly signed by Buyer and by Guarantor.


                (h) If any of the provisions of this Guaranty shall contravene or be held invalid under the laws of any jurisdiction, this Guaranty shall be construed as if not containing those provisions and the rights and obligations of the parties hereto shall be construed and enforced accordingly.


                Executed as of the day and year first above written.

                                            AAMES FINANCIAL CORPORATION,
                                            a Delaware corporation



                                            By: /s/  David A. Sklar
                                               ---------------------------------
                                            Name: David A. Sklar
                                                 -------------------------------
                                            Title: EVP & CFO
                                                  ------------------------------


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